EXHIBIT A
                   CERTIFICATE OF DESIGNATIONS
                        CAMBEX CORPORATION
                   RESTATED ARTICLES OF ORGANIZATION
                            ARTICLE 4


Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock:
The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock and the Common Stock are as follows:

1.	Definitions.  For purposes of this Article 4, the following definitions apply:
1.1	"Board" shall mean the Board of Directors of the Corporation.
1.2	"Corporation" shall mean this corporation.
1.3	"Common Stock" shall mean the Common Stock, $.10 par value per share, of the Corporation.
1.4	"Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.
1.5	"Distribution" shall mean the transfer of cash or property by the
Corporation to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Corporation's stock).  A Permitted Repurchase (defined below) is not a Distribution.
1.6	"Original Issue Date" shall mean the date on which the first share of
Series A Preferred Stock is issued by the Corporation.
1.7	"Original Issue Price" shall mean $12.50 per share for the Series A
Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like, with respect to the Series A Preferred Stock).
1.8	"Permitted Repurchases" shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Corporation has the option to repurchase such shares: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares.
1.9	"Series A Preferred Stock" shall mean the Series A Preferred Stock,
$1.00 par value per share, of the Corporation.

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1.10	"Other Preferred Stock" shall mean any series of preferred stock other than the Series A Preferred Stock.
1.11	"Subsidiary" shall mean any corporation of which at least fifty percent
(50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

2.	Dividend Rights.

2.1	Series A Preferred Stock.  In each calendar year, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, cumulative, non-compounding cash dividends, out of funds legally available therefor, at the annual simple rate of twelve percent (12%) on the Original Issue Price for each share of Series A Preferred Stock from the Original Issue Date for such share, which dividends shall accrue whether or not declared by the Board of Directors of the Corporation, but which shall be payable only (i) when, as and if declared by the Board of Directors of the Corporation, (ii) upon an Optional Conversion (as defined in Section 5 below), (iii) upon a Liquidation Event (as defined in Section 3 below) or
(iv) upon Redemption of the Series A Preferred Stock (as described in Section 6 below). Notwithstanding this Section 2.1, upon the occurrence of an Optional Conversion, the Corporation may pay any accrued or declared but unpaid dividends on the converted Series A Preferred Stock, in shares of Common Stock rather than cash. The number of shares of Common Stock that may be issued by the Corporation upon an Optional Conversion, shall be equal to the sum of all declared or accrued but unpaid dividends of the Series A Preferred Stock then converted, divided by the then applicable Conversion Price (as defined in Section 5 below). No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock during any calendar year unless dividends for the Series A Preferred Stock shall have first been paid or declared and set apart for payment to the holders of the Series A Preferred Stock during that calendar year; provided, however, that this restriction shall not apply to Permitted Repurchases.

2.2	No Participation Rights.  If, after dividends in the full preferential amounts specified in this Section 2 for the Series A Preferred Stock have been paid or declared and set apart in any calendar year of the Corporation, the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared solely on the Common Stock.

3.	Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), the funds and assets that may be legally distributed to the Corporation's stockholders (the "Available Funds and Assets") shall be distributed to stockholders in the following manner:

3.1	Series A Preferred Stock.  The holders of each share of Series A
Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any Other Preferred Stock or on any shares of Common Stock, an amount per share equal to the Original Issue Price of the Series A Preferred Stock plus any dividends accrued or declared but unpaid thereon. If upon a Liquidation Event

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the Available Funds and Assets shall be
insufficient to permit the payment to holders of the Series A Preferred Stock of their full preferential amount described in this subsection, then the entire Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata, according to the number of outstanding shares of Series A Preferred Stock held by each holder thereof.

3.2	Remaining Assets.  If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Other Preferred Stock. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Other Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.

3.3	Merger or Sale of Assets.  Any (i) reorganization, consolidation or merger (or similar transaction or series of transactions) of the Corporation with or into any other corporation or corporations in which the holders of the Corporation's outstanding shares immediately before such transaction or series of related transactions do not, immediately after such transaction or series of related transactions, retain stock representing a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation) of such transaction or series of related transactions; or (ii) a sale of all or substantially all of the assets of the Corporation, shall each be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 3.

3.4	Non-Cash Consideration.  If any assets of the Corporation distributed to shareholders in connection with a Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined by the Board of Directors in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:
(a)	The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be deemed to be the average of the closing bid prices over the 30 calendar day period ending three (3) trading days prior to the distribution; and,
(b)	The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined above of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

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4.	Voting Rights.

4.1	Common Stock.  Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

4.2	Series A Preferred Stock.  Each holder of shares of Series A Preferred
Stock shall not be entitled to any voting rights for any shares of Series A Preferred Stock thereof held.

5.	Conversion Rights.  The outstanding shares of Series A Preferred Stock shall be convertible into Common Stock as follows:

5.1	Optional Conversion.

(a)	At the option of the holder thereof, each share of Series A Preferred
Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for redemption of such share, into fully paid and nonassessable shares of Common Stock as provided herein (an "Optional Conversion").

(b)	Each holder of Series A Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(c) 	If the Corporation shall fail to issue to holder within ten (10)
business days following the date of receipt by the Company of the Series A Preferred Stock and written notice to convert the same, a certificate for the number of shares of Common Stock to which each holder is entitled upon holder's conversion of the Series A Preferred Stock, in addition to all other available remedies which such holder may pursue hereunder and under the Securities Exchange Agreement between the Corporation and the holder of the Series A Preferred Stock, the Corporation shall pay additional damages to holder on each day after the tenth (10th) business day following the date of receipt by the Corporation an amount equal to 1.0% of the product of (A) the number of shares of Common Stock not issued to holder and to which holder is entitled multiplied by (B) the closing bid price of the Common Stock on the business day following the date of receipt by the Corporation of the written notice to convert. The foregoing notwithstanding, holder at its option may withdraw a notice

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of conversion, and remain a holder of the Series A
Preferred Stock, if holder has otherwise complied with this Section 5.1(c).

5.2	Conversion Price.  Each share of Series A Preferred Stock shall be convertible in accordance with subsection 5.1 above into the number of shares of Common Stock which results from dividing the Original Issue Price and if the Company so elects, plus any accrued or declared, but unpaid dividends outstanding at such time of Conversion, by the conversion price for such series of Series A Preferred Stock that is in effect at the time of conversion (the "Conversion Price"). The initial Conversion Price for the Series A Preferred Stock shall be $1.25. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as provided below. Following each adjustment of the Conversion Price, such adjusted Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

5.3	Adjustment Upon Common Stock Event.  Upon the happening of a Common
Stock Event (as hereinafter defined), the Conversion Price of the Series A Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of the Series A Preferred Stock in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for the Series A Preferred Stock. The Conversion Price for the Series A Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term the "Common Stock Event" shall mean at any time or from time to time after the Original Issue Date, (i) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock; provided that there is no corresponding dividend, distribution, subdivision or combination of the Series A Preferred Stock.

5.4	Adjustments to Respective Conversion Prices for Certain Diluting
Issues.

1. Special Definitions. For purposes of this paragraph 5.4, the following definitions apply:

a. 	"Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

b. 	"Original Issue Date" shall mean the date on which a share of Series A
Preferred Stock is first issued.

c. 	"Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock or Series A or Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

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d. 	"Additional Shares of Common Stock" shall mean all shares of Common
Stock issued (or, pursuant to clause (3) of this paragraph 5.4 deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

i. upon conversion of shares of Series A or Series B Preferred Stock;
ii. in exchange for, or on exercise or conversion of rights to acquire Common Stock issued to officers, directors or employees of, or consultants to, the Corporation or a subsidiary pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors;
iii. as a dividend or distribution on the Series A or Series B Preferred
Stock; or

iv. for which adjustment of the Conversion Price is made pursuant to paragraphs 5.7 or 5.12 of this Section 5 or resulting from the adjustment in the Conversion Price of the Series B preferred Stock.

2. No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless (i) the consideration per share (determined pursuant to clause (5) of this paragraph 5.4) for any such Additional Share of Common Stock is less than the Conversion Price in effect on the date of, and immediately prior to, such issuance and (ii) the number of Additional Shares of Common Stock issued is more than twenty percent (20%) of the number of shares of Common Stock outstanding as of the Original Issue Date calculated on a fully diluted basis (as fully diluted is defined in clause (4) of this paragraph 5.4).

3. Deemed Issue of Additional Shares of Common Stock. In the event that the Corporation, at any time or from time to time after the Original Issue Date, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed have been issued:

a. no further adjustments in the Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

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b. if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

c. upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities; and

d. no readjustment pursuant to the immediately preceding clauses (2) and (3) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

4. Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.
In the event that the Corporation shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to clause (3) of this paragraph 5.4) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior thereto, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series A and Series B

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Preferred Stock and all Convertible
Securities had been fully converted into shares of Common Stock and any outstanding warrants, options or other rights for the purchase of Common Stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

5. Determination of Consideration. For purposes of this paragraph 5.4, the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

a. Cash and Property: Such consideration shall:

1. insofar as it consists of cash, be deemed to be the aggregate gross amount of cash received by the Corporation, net only of amounts paid or payable for then accrued interest or accrued dividends with respect to such Additional Shares of Common Stock;

2. insofar as it consists of property other than cash, be deemed to have the same value as is recorded on the books of the Corporation at the time of such issuance, so long as such recorded value was determined reasonably and in good faith or shall otherwise be deemed to have a value equal to its fair market value;

3. in the event that Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in the immediately preceding clauses (1) and
(2).

b. Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to clause (3) of this paragraph 5.4, relating to Options and Convertible Securities shall be determined by dividing

1. the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

2. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

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5.5	Adjustments for Other Dividends and Distributions.  If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 5 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

5.6	Adjustment for Reclassification, Exchange and Substitution.  If at any
time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section 5), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock [and other securities and property receivable] upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

5.7	Reorganizations, Mergers and Consolidations.  If at any time or from time to time after the Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section
5) or a merger or consolidation of the Corporation with or into another corporation (except an event which is governed under subsection 3.3), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series A Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This subsection 5.7 shall similarly apply to successive reorganizations, mergers and consolidations. Notwithstanding anything to the contrary contained in this Section 5, if any reorganization, merger or consolidation is approved by the vote of stockholders as described in the Articles of Organization, then such transaction and the rights of the holders of Series A Preferred Stock and

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Common Stock pursuant to such reorganization,
merger or consolidation will be governed by the documents entered into in connection with such transaction and not by the provisions of this Section 5.7.

5.8	Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Price for the Series A Preferred Stock, the Corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Corporation's books.

5.9	Fractional Shares.  No fractional shares of Common Stock shall be issued upon any conversion of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's fair market value as determined in good faith by the Board as of the date of conversion.

5.10	Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.11	Notices.  Any notice required by the provisions of these Articles of
Organization to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or delivery by a recognized express courier, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

5.12	No Impairment.  The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

5.13	Preemptive Rights.  No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.

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5.14	No Retroactive Adjustment of the Conversion Price.  Any
provision in Section 5 to the contrary notwithstanding, no adjustment of the Conversion Price shall affect Common Stock which may have been previously issued upon conversion of the Series A Preferred Stock.

6.	Redemption Rights

6.1	Redemption Rights.  The Corporation may redeem any or all of the Series
A Preferred Stock from any holder at any time for an amount per share equal to the Original Issue Price of the Series A Preferred Stock plus all accrued or declared but unpaid dividends on the Series A Preferred Stock (the "Redemption Price").

6.2	Redemption Notice.  At least ten (10) days before a redemption by the
Corporation, the Corporation shall mail a notice of redemption to the holder, stating (A) the redemption date, which shall be a business day in New York, New York (the "Redemption Date"), (B) the aggregate number of shares of the Series A Preferred Stock to be redeemed, (C) the Redemption Price, and (D) the name and address of the Person to whom the Series A Preferred Stock must be presented. On or before the third (3rd) day prior to the Redemption Date, the Company shall deposit into a bank trust account for the benefit of the holder of the Series A Preferred Stock money sufficient to pay the Redemption Price.

6.3	Reacquired Shares.  Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall, automatically and without further action, be retired and canceled promptly after the acquisition thereof, and shall not be reissued and the Corporation (without the need for stockholder action) from time to time shall take such action as may be necessary to reduce the number of authorized shares of the Series A Preferred Stock accordingly.

	7.	Protective Provisions.  So long as any shares of Series A
Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of a majority of the then outstanding shares of Series A Preferred Stock:

a. amend or repeal a provisions of, or add any provision to its charter or bylaws if such action would alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect such series adversely;

b. increase the authorized number of shares of such Series A Preferred Stock;

c. authorize or consummate a change of control ("Change of Control Transaction"), including, without limitation, a sale of all or substantially all of the Corporation's assets, a transaction (or series of transactions) which results in the holders of the Corporation's capital stock prior to the transaction owning less than 50% of the voting power of the Corporation's capital stock after the transaction;

d. effect a liquidation, dissolution, recapitalization or reorganization;

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e. authorize or issue any securities or reclassify any outstanding securities into securities having a preference over or on parity with the Series A Preferred Stock;

f. increase the number of directors of the Corporation to a number greater than seven;

g. approve or consummate any business acquisition in excess of $500,000 in one or a series or related transactions or any debt financings (other than equipment leases or similar financings) in excess of $500,000;

h. increase the number of shares of Common Stock reserved under the Corporation's stock incentive plans above 4,000,000 shares (net of repurchases and cancellations);

i. pay or declare any dividends or make any distributions on the Corporation's common stock.


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